UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 14, 2020
Date of Report (Date of earliest event reported)

DALRADA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

WYOMING	000-12641	13-0021693
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

600 La Terraza Blvd., Escondido, California		92025
(Address of principal executive offices)		(Zip Code)

(858) 283-1253

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS

The COVID-19 restrictions imposed has caused our Company significant disruptions in the following areas, 1)transportation, 2) limited access to the Company's facilities and 3) the stay at home orders, all of which is resulting in limited support from our staff and professional advisors. This has, in turn, is delaying the Company's ability to prepare and complete its quarterly report as well as management’s review of the report. Based on the foregoing, the Company expects to file the Quarterly Report no later than June 26, 2020 (which is within 45 days from the Report's original filing deadline of May 14, 2020).

In light of the current COVID-19 pandemic, the Company will be including the following Risk Factor in its Report:

An occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations.

The occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and demand for our goods and services but our overall ability to react timely to mitigate the impact of this event. Also, it may hamper our efforts to comply with our filing obligations with the Securities and Exchange Commission.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 14, 2020	DALRADA FINANCIAL CORPORATION

	By:	/s/ Brian Bonar
Brian bonar Officer, Director

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